Exhibit 5.2

Snell & Wilmer L.L.P.
Hughes Center
3883 Howard Hughes Parkway, Suite 1100
Las Vegas, NV 89169-5958
TELEPHONE:  702.784.5200
FACSIMILE:  702.784.5252

November 8, 2023

Westinghouse Air Brake Technologies Corporation
30 Isabella Street
Pittsburgh, Pennsylvania 15212

Re:       Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as special Nevada counsel to Westinghouse Air Brake Technologies Corporation, a Delaware corporation (the “Company”), and Transportation Systems Services Operations Inc., a Nevada corporation (the “Nevada Subsidiary Guarantor”), in connection with the filing by the Company of a Registration Statement on Form S-3 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to (i) the registration for offering and sale from time to time, on a delayed basis, by the Company of an indeterminate number of securities identified in the Registration Statement, including debt securities (the “Debt Securities”) issuable under (a) the Indenture, dated as of August 8, 2013, by and between the Company and Computershare Trust Company, N.A. (as successor to Wells Fargo Bank, National Association), as trustee, which is included as Exhibit 4.1 to the Registration Statement, as supplemented to date by any supplemental indenture included as an exhibit to the Registration Statement (the “Base Indenture”), (b) a senior debt indenture in the form of senior debt indenture included as Exhibit 4.21 to the Registration Statement (each a “Senior Debt Indenture”) or (c) a subordinated debt indenture in the form of subordinated debt indenture included as Exhibit 4.23 to the Registration Statement (each a “Subordinated Debt Indenture” and each of the Base Indenture, the Senior Debt Indenture and the Subordinated Debt Indenture, an “Indenture”), in each case as such indenture may hereafter be supplemented from time to time, among other things at the time of and in connection with the issuance of such Debt Securities, and (ii) the registration by the co-registrants identified in the Registration Statement, including the Nevada Subsidiary Guarantor, of guarantees of the Debt Securities (collectively, the “Subsidiary Guarantees” and, together with the Debt Securities, the “Securities”) issuable under one or more supplements to the Indenture. The Securities may be offered and sold from time to time pursuant to Rule 415 under the Act.

In our capacity as such counsel, we are familiar with the proceedings taken and proposed to be taken by the Company and the Nevada Subsidiary Guarantor in connection with the registration of the Subsidiary Guarantees, as described in the Registration Statement. For purposes of this opinion letter, and except to the extent set forth in the opinions below, we have assumed all such proceedings have been timely completed or will be timely completed in the manner presently proposed in the Registration Statement.

Westinghouse Air Brake Technologies Corporation
Transportation Systems Services Operations Inc.
November 8, 2023

For purposes of issuing this opinion letter, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true copies of (i) the Registration Statement, (ii) the Indenture, (iii) the articles of incorporation and bylaws, each as amended to date, of the Nevada Subsidiary Guarantor (collectively, the “Governing Documents”) and (iv) such other agreements, instruments, corporate records, including the Certificate of Existence with Status in Good Standing, certified by the Secretary of State of the State of Nevada, dated as of October 19, 2023, and other documents as we have deemed necessary or appropriate for the purpose of issuing this opinion letter. We have also obtained from officers and other representatives and agents of the Nevada Subsidiary Guarantor and from public officials, and have relied upon, such certificates, representations and assurances as we have deemed necessary or appropriate.

Without limiting the generality of the foregoing, in issuing this opinion letter, we have, with your permission, assumed without independent verification that (i) each document we have reviewed or which is referenced herein has been or will be duly executed and delivered by the parties thereto to the extent due execution and delivery are prerequisites to the effectiveness thereof; (ii) the statements of fact and representations and warranties set forth in the documents we have reviewed are, or at all relevant times will be, true and correct as to factual matters; (iii) each natural person executing a document has or will have sufficient legal capacity to do so; (iv) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; (v) all corporate records made available to us by the Nevada Subsidiary Guarantor, and all public records we have reviewed, are accurate and complete; (vi) any and all agreements, instruments, certificates or other documents relating to the offering, issuance or sale of any Securities, including, without limitation, the base indenture and any supplemental indenture pursuant to which any Securities are issued and any document(s) evidencing a Subsidiary Guarantee (collectively, the “Securities Documents”) have been or will be duly authorized, executed and delivered by each of the parties thereto; (vii) the obligations of each party set forth in the Securities Documents are or will be its valid and binding obligations, enforceable in accordance with their respective terms; (viii) no Securities will be offered, issued or sold in violation or breach of, nor will any such offering, issuance or sale result in a default under, the Governing Documents or any agreement or instrument that is binding upon the Company or the Nevada Subsidiary Guarantor or any requirement or restriction imposed by any governmental or regulatory agency, authority or body; and (ix) the Nevada Subsidiary Guarantor has taken or will take all corporate action, including the Nevada Subsidiary Guarantor’s board of directors authorization of any Subsidiary Guarantee issued or to be issued by the Nevada Subsidiary Guarantor, required in connection with the authorization, offering, issuance and sale of any Securities (including, without limitation, any Subsidiary Guarantee issued or to be issued by the Nevada Subsidiary Guarantor), and all Securities will be offered, issued and sold, in compliance with all applicable laws, the Governing Documents and the relevant Securities Documents in effect at all relevant times (collectively, “Corporate Proceedings”).

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the general corporate laws of the State of Nevada in effect on the date hereof, and we do not purport to be experts on, or to express any opinion with respect to the applicability or effect of, the laws of any other jurisdiction. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, or any state securities or “Blue Sky” laws, rules or regulations.

Westinghouse Air Brake Technologies Corporation
Transportation Systems Services Operations Inc.
November 8, 2023

Based on the foregoing and in reliance thereon, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that:

1. The Nevada Subsidiary Guarantor is validly existing as a corporation and in good standing under the laws of the State of Nevada.

2. The Nevada Subsidiary Guarantor has the corporate power and authority to enter into the Subsidiary Guarantees to which it is a party.

3. If and when all Corporate Proceedings have been taken and completed by the Nevada Subsidiary Guarantor in respect of any Subsidiary Guarantee relating to a series of Debt Securities, such Subsidiary Guarantee will be duly authorized by the Nevada Subsidiary Guarantor.

The opinions expressed herein are based upon the applicable laws of the State of Nevada and the facts in existence on the date hereof. In delivering this opinion letter to you, we disclaim any obligation to update or supplement the opinions set forth herein or to apprise you of any changes in such laws or facts after such time as the Registration Statement becomes effective. No opinion is offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions set forth herein. Without limiting the generality of the foregoing, we neither express nor imply any opinion regarding the contents of the Registration Statement.

We hereby consent to the filing of this opinion as Exhibit 5.2 to the Registration Statement filed by the Company. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement filed by the Company. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.